Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2006 relating to the financial statements, which is included in Workstream Inc.’s Annual Report on Form 10-K for the year ended May 31, 2007, as amended. We also consent to the references to us under the heading “Experts” in such Registration Statement.

    /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Ottawa, Ontario
September 11, 2007